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STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
EXHIBIT 11.1 TO FORM 10-Q REPORT
(dollars in millions except per share data)


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
PRIMARY EARNINGS PER COMMON SHARE:               13 WEEKS ENDED                                          26 WEEKS ENDED
                                                 July 27, 1997                                           July 27, 1997

Net Income                                       $         0.5                                           $        0.9

Weighted average
shares outstanding (000's)                              82,651                                                 82,260
                                                 -------------                                           ------------
Primary E.P.S.                                                         $     0.01                                         $   0.01
                                                                       ==========                                         ========
FULLY DILUTED EARNINGS PER COMMON SHARE:

Net Income                                       $         0.5                                           $        0.9

Weighted average
shares outstanding (000's)                              83,139                                                 82,557
                                                 -------------                                           ------------
Fully Diluted E.P.S.                                                   $     0.01                                         $   0.01
                                                                       ==========                                         ========
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